Exhibit 10.06

                   MEDIA TRANSFER AND STOCK PURCHASE AGREEMENT


         THIS MEDIA TRANSFER AND STOCK PURCHASE AGREEMENT (the "Agreement"), is dated as of February 14, 2003, by and among Essential Innovations Technology Corporation, a Nevada corporation (the "Company"), Digital Alliance Group, LLC, a North Carolina limited liability company (the "Media Provider") and Millennium Capital Quest Corp., a Nevada corporation (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to issue to the Agent the Company's Series A Convertible Preferred Stock in consideration for the conveyance of the Media Credits by the Media Provider and the payments and other provisions set forth in this Agreement; and

         WHEREAS, the Agent wishes to acquire the Series A Convertible Preferred Stock on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms will have the following meanings:

         "Agent" means Millennium Capital Quest Corp., a Nevada corporation.

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         "Agreement" means this Media Transfer and Stock Purchase Agreement, as it may be amended from time to time.

         "Appraiser" means Satterfield & Perry, Inc., a professional independent media appraisal firm or any other appraisal firm experienced in the valuation of Media Credits, which is reasonably acceptable to the Company and the Media Provider.

         "Board of Directors" means the board of directors of the Company.

         "Closing Date," means the date on which the Company issues the Preferred Stock to the Agent and the Media Credits are conveyed to the Company by the Media Provider.

         "Company" means Essential Innovations Technology Corporation, a Nevada corporation.

         "Common Stock" means the common stock of the Company.

         "Conversion Date" has the meaning set forth in Section 2.3 hereof.

         "Conversion Notice" has the meaning set forth in Section 2.3 hereof.

         "Conversion Price" has the meaning set forth in Section 2.3 hereof.

         "Guarantor" means an insurance company rated "A" or better by Standard & Poors or A.M. Best which is reasonably acceptable to the Company and the Media Provider.

         "IPO" has the meaning set forth in Section 2.3 hereof.

         "Liquidation Preference" has the meaning set forth in Section 2.3 hereof.

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         "Media Credits" means the right to purchase media, including, without limitation, media consisting of advertising by television, print, radio, Internet, magazine, facsimile, direct mail and telephone.

         "Media Credits Use Fee" means the payment of the Company to the Agent for the use of the Media Credits as provided in this Agreement.

         "Media Company" means the company, which provides the media represented by the Media Credits.

         "Media Provider" means Digital Alliance Group, LLC, a North Carolina limited liability company.

         "Media Servicer" has the meaning set forth in Section 4.5 hereof.

         "Preferred Stock" means the Series A Convertible Preferred Stock of the Company to be issued to the Agent pursuant to the terms of this Agreement.

         "Principal Market" has the meaning set forth in Section 2.3 hereof.

         "Retail Rate Card" means the customary retail cost to purchase advertising from a Media Company by for-profit entities without any discount or other concessions.

         "Service Fee" means the payment of the Company to the Agent for payments that are past due.

         "Trading Day" has the meaning set forth in Section 2.3 hereof.

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                                   ARTICLE 2

                               THE PREFERRED STOCK

         Section 2.1 Issuance, Sale and Purchase of the Preferred Stock. In reliance upon the representations, warranties and covenants made herein and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to issue and sell to the Agent the Preferred Stock, and the Agent agrees to acquire the Preferred Stock from the Company, and the Media Provider agrees to convey, transfer and assign the Media Credits to the Company as provided in this Agreement. The Preferred Stock will have the terms set forth in this Article 2.

         Section 2.2 Issuance of Preferred Stock. The Preferred Stock will be issued to the Agent at the Closing Date as provided in this Agreement. The Preferred Stock will be issued in the aggregate amount of One million five hundred thousand ($1,500,000) represented by stock certificates in denominations of fifty thousand dollars ($50,000). The Agent agrees that the Preferred Stock will not be transferred to any other person prior to the use or sale by the Company of the Media Credits conveyed under this Agreement. Thereafter, the Agent further agrees that any such transfer will be made only in transactions exempt from registration under federal and state securities laws and to not more than ten (10) persons or entities. Prior to any transfer of the Preferred Stock by the Agent, the Company may require, at the expense of the Agent, the delivery of appropriate legal opinions and certificates of the Agent and transferees regarding such exemptions.

         Section 2.3 Conversion. Upon the later of (i) eighteen (18) months following the Closing Date or (ii) one hundred and eighty (180) days after (the "Conversion Date") the initial public offering ("IPO") of the Company's Common

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Stock that results in net proceeds to the Company of at least ten million dollars ($10,000,000), the Preferred Stock shares will automatically convert into such equal number of fully paid, validly issued and nonassessable shares of common stock of the Company (the "Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference per share times the number of Preferred Stock shares being converted, by (ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the holders of converted Preferred Stock will cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock will be treated for all purposes as having become the owners of such shares of Common Stock without further action by such holders.

                  (a) Mechanics of Conversion. To convert Preferred Stock into Common Stock, the Company will give notice (the "Conversion Notice") of the Conversion Date to the holders of the Preferred Stock. As soon as possible after delivery of the Conversion Notice, such holder will surrender the certificate or certificates representing the Preferred Stock being converted, duly endorsed, at the principal corporate offices of the Company or, if identified in writing to all the holders by the Company, at the offices of any transfer agent for such shares. The Company will, within three (3) Trading Days of receipt of such Preferred Share certificates, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Stock which have been converted, a certificate or certificates for the number of Common Stock to which such holder will be entitled (with the number of and denomination of such certificates reasonably designated by such holder). The conversion pursuant to this Section will be deemed to have been made immediately prior to the close

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         of business on the Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date.

                  (b) Determination of Conversion Price and Certain Conversion Restrictions.

                           (i) Definitions.

                                    "Conversion Price" will mean the price at
                           which Preferred Stock are converted hereunder as of a certain date.

                                    "Liquidation Preference" will mean the
                           stated liquidation preference per share of the Preferred Stock. The aggregate Liquidation Preference of all Preferred Stock issued in accordance with the terms of this Agreement will be one million five hundred thousand dollars ($1,500,000).

                                    "Principal Market" will mean the New York
                           Stock Exchange, American Stock Exchange, NASDAQ National Market System or SmallCap Market, Over-The-Counter Electronic Bulletin Board, BBX or such other market or exchange on which the Common Stock is then principally traded.

                                    "Trading Day" will mean a day on which there
                           is trading on the Principal Market.

                           (ii) Determination of Conversion Price. The
                  Conversion Price applicable with respect to the Preferred Stock will be as follows:

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                           the Conversion Price will be equal to seventy-five
                           percent (75%) of the price paid for shares of Common Stock by public investors in connection with the IPO of the Company.

                  (c) Issue Taxes. The Company will pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of Preferred Stock pursuant hereto. However, the holder of any Preferred Stock will pay any tax that is due because the Common Stock issuable upon conversion thereof are issued in a name other than such holder's name.

                  (d) Reservation of Stock Issuable upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Stock, one thousand (1,000) shares of Common Stock. The Company promptly will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose, including without limitation engaging its best efforts to obtain any requisite stockholder approval.

                  (e) Fractional Shares. No fractional shares will be issued upon the conversion of any Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of the Preferred Stock will be aggregated for purposes of determining whether the conversion and would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company will, in lieu of

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         issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Company's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Company).

                  (f) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Company to any other person, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it will be a condition precedent of any such event or transaction that provision will be made such that each Preferred Share will thereafter be converted into such new securities at a conversion price and pricing formula which places the holders of Preferred Stock in an economically equivalent position as such holders would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then the Preferred Stock will be deemed to have converted immediately prior to the record date for such distribution and will be entitled to receive such distribution as if such Preferred Stock had been converted prior to the record date.

         Section 2.4 Redemption. The Preferred Stock will be redeemable by the Company for one cent ($.01) per share if any of the following events occur:

                  (a) The media represented by the Media Credits conveyed by the Media Provider to the Company are not honored by the applicable Media Company,

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                  (b) A Media Company fails to provide the media after an order for such media has been placed, or

                  (c) Any Media Credits remain unused after the expiration of the term of the Media Credits conveyed by the Media Provider to the Company, as extended.

                  The amount in Liquidation Preference of Preferred Stock to be redeemed under this Section 2.4 will equal six percent (6%) of the Retail Rate Card value of Media Credits that are not used or honored as provided in this
Section 2.4.

         Section 2.5 Voting Rights. Except as otherwise provided by law or by the Company's Certificate of Incorporation, the Common Stock has exclusive voting rights on all matters requiring a vote of stockholders, including the election of directors, and the Preferred Stock has no voting rights; provided, however, that no amendment may be made to the Company's Certificate of Incorporation that adversely affects the Liquidation Preference or conversion rights of the Preferred Stock without the approval of a majority in Liquidation Preference of the Preferred Stock, except as otherwise provided in this Agreement.

         Section 2.6 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution of any assets of the Company to the holders of any class of common stock, the Liquidation Preference per share of Preferred Stock. After the

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payment of the foregoing amounts in the event of any liquidation, dissolution or winding up, the Preferred Stock will not be entitled to any further payments or distributions from the Company.

         Section 2.7 Dividends. The Preferred Stock will not be entitled to receive any dividends.

         Section 2.8 IPO. Subject to market conditions, the Company agrees to use its best efforts to complete an IPO as soon as practicable. By the execution of this Agreement, the Company, the Media Provider and the Agent acknowledged that March 15, 2003 is the earliest possible initial filing date of a registration statement with the United States Securities and Exchange Commission for the IPO.

                                   ARTICLE 3

                                    CLOSING

         Section 3.1 Closing. The closing of the transaction will take place at the offices of the Company located at Vancouver, BC, Canada after the satisfaction or waiver of the conditions set forth in Article 6 hereof, or at such other location, date and time as may be mutually agreed upon among the Company, the Media Provider and the Agent (such date and time being called the "Closing Date"). At the closing, the Media Provider will convey, transfer and assign the Media Credits to the Company and the Company will issue the Preferred Stock to the Agent. The certificate representing the Preferred Stock will bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

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         THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (a) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW; OR (b) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW. THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, A SUMMARY OF WHICH IS AVAILABLE FROM THE COMPANY.

         Section 3.2 Selection of Closing Date. The Closing Date will be determined by the Company by the delivery of a notice setting forth the Closing Date to both the Media Provider and the Agent at least two (2) business days prior to such proposed Closing Date. By their execution of this Agreement, the Media Provider and the Agent agree and acknowledge that the Company intends to, but is under no obligation to, sell the Media Credits to third parties in an amount sufficient to pay off the Company's existing obligations and provide for current working capital for the Company.

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         Section 3.3 Further Action. During the period from the date hereof to the Closing Date, each of the Company, the Media Provider and the Agent will use their best efforts to take all action necessary or appropriate to satisfy the closing conditions set forth in Article 6 hereof and the agent will assist the Company in its efforts to sell the Media Credits.

                                   ARTICLE 4

       MEDIA CREDITS, MEDIA CREDIT USE FEE, MEDIA SERVICER AND SERVICE FEE

         Section 4.1 Media Credits. At the Closing Date, the Media Provider will convey, assign and transfer all right, title and interest without encumbrance of any kind Media Credits representing Twenty Five million dollars ($25,000,000) in Retail Rate Card Media Credits to the Company. The specific media represented by the Media Credits so conveyed will be approved by the Company in its reasonable discretion. The conveyance documents for the Media Credits and the Media Credits will permit the holder of the Media Credits to purchase media from various Media Companies at a cost not to exceed forty percent (40%) of the Retail Rate Card price. The conveyance of the Media Credits will be completed by trade bill or other documents reasonably acceptable to the Company and without restriction on the Company's ability to use or sell such Media Credits. The term of the Media Credits will provide for use by the holder thereof for a period of at least eighteen (18) months following the date the specific media represented by the Media Credits are approved and accepted by the Company, and additionally, provided that in the event any of the Media is not utilized within the term, the Media shall be automatically rolled over and extended for a like period, up to a total of ten (10) years from the initial date of issuance.

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         Section 4.2 Payment for Media Credits. The Company or its assigns agrees to pay the Agent an amount equal to forty percent (40%) of the Retail Rate Card price, but in no event an amount greater than ten million dollars ($10,000,000). Prior to the date of this Agreement, the Company paid the Agent one thousand dollars ($1,000) for transfer fees payable by the Agent with respect to the Media Credits. Except as provided in Section 4.5 hereof, this amount will be due and paid at the time determined by the customary billing practices and terms of the Media Company providing the specific media, but only upon the execution and placement of the media with the Media Company. Media Provider will use its best efforts to negotiate, on behalf of the Company, extended payment terms beyond the normal billing cycle of the Media Company for Media Credits used or sold by the Company.

         Section 4.3 Media Credit Use Fee. The Company will also pay the Agent a Media Credit Use Fee at the same time the payment set forth under Section 4.2 is made. The Media Credit Use Fee will be calculated by the product of the Retail Rate Card price of the media used and four percent (4%), but in no event an amount greater than one million ($1,000,000).

         Section 4.4 Service Fee. In the event the Company does not arrange for the sale or use of the media represented by the Media Credits conveyed to the Company within six months of the Closing Date, the Company will pay the Agent a monthly service fee calculated by the product of one-twelfth of one percent (0.000833) and an amount represented by the Retail Rate Card of the media not so used or not otherwise sold. No such service fee will be due and payable if the media represented by the Media Certificates cannot be used or sold for media from the Media Company. Any amounts due for this service fee will be paid to the Company by the Agent within ten (10) business days following the end of each calendar month.

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         Section 4.5 Alternative Payment Procedure. At the Company's election, the Company may make any payments to the Agent pursuant to the provisions of this Section 4.5. The Company may enter into an agreement with a company experienced in the business of media buying (the "Media Servicer") and not affiliated with the Company, the Media Provider or the Agent. The Media Servicer will be approved by the Agent in its reasonable discretion. The agreement with the Media Servicer will require that payments for the use of media represented by the Media Credits be paid directly to the Media Servicer upon confirmation by the Media Servicer that the media had, in fact, been delivered. The agreement with the Media Servicer will require that payments to the Agent be made within ten (10) days after receipt of funds with respect to delivered media.

         Section 4.6 Late Payments. If the Company fails to make any payments which are required to be made under this Agreement, the Company will make an additional payment as a late payment fee. The late payment fee will be calculated by the product of the amount of the payment and an annual rate of ten percent (10%), adjust on a daily basis.

         Section 4.7 Security. The Company agrees to execute such security agreements as reasonably requested by the Agent if the Company itself uses any of the Media Credits conveyed under this Agreement.

         Section 4.8 Guarantor. In the event of a default by the Company in connection with the payment of the Media Credit Use Fee, the Agent and the Media Provider agree they will not exercise any remedy at law or in equity against the Company if a Guarantor satisfies the Company's obligations.

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         Section 4.9 Agent's Approval of the Sale of Media Credits. Prior to the
sale by the Company of the Media Credits to any third party, the Company will obtain the prior approval of the Agent, whose approval will not be unreasonably held. The purpose of such approval is to review the creditworthiness of any potential purchaser of Media Credits.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Company. The Company will represent and warrant to the Media Provider and the Agent in a certificate signed by an authorized officer of the Company that as of the Closing Date:

                  (a) The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Nevada with full power and authority to conduct its business.

                  (b) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Preferred Stock and, upon issuance, the Preferred Stock will be duly authorized, executed and delivered by the Company and, when so executed, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally; and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

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                  (c) Neither the issuance and sale of the Preferred Stock nor the consummation of any of the other transactions contemplated by this Agreement nor the fulfillment of the terms hereof and thereof will conflict with, result in a breach or violation of or constitute a default under any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument to which the Company is a party or is bound or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

                  (d) The Company has not retained, directly or indirectly, any broker or finder or incurred any liability or obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby to sell Media Credits on behalf of the Company. Neither the Media Provider nor the Agent will have any responsibility for any fees paid to such company and persons, should they be retained.

         Section 5.2 Representations and Warranties of the Media Provider. The Media Provider will represent and warrant to the Company in a certificate signed by an authorized officer of the Media Provider that as of the Closing Date:

                  (a) The Media Provider has been duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full power and authority to conduct its business and has all requisite power and authority under such laws to carry on its business as now conducted.

                  (b) The Media Provider has full power and authority to enter into and perform its obligations under this Agreement and to deliver this Agreement, this Agreement has been duly authorized, executed and

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         delivered by the Media Provider and constitutes a valid and binding obligation of the Media Provider, enforceable against the Media Provider in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally; and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

                  (c) The consummation of any of the transactions contemplated by this Agreement or the fulfillment of the terms hereof will not conflict with, result in a breach or violation of or constitute a default under any law or the organizational documents of the Media Provider or the terms of any indenture or other agreement or instrument to which the Media Provider is a party or is bound or any judgment, order or decree applicable to the Media Provider of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Media Provider.

                  (d) The Preferred Stock will be acquired for investment for the Agent's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Agent has no present intention of selling, granting any participation in, or otherwise distributing the same. The Media Provider further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Stock. The Media Provider (i) has such knowledge and experience in financial and business matters, including investments of the type represented by the Preferred Stock, as to be capable of evaluating the merits of investment in the Company; (ii) has not been furnished with or relied upon any oral representation, warranty or

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         information in connection with the offering of the Preferred Stock; and
         (iii) is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations promulgated under the Securities Act of 1933, as amended. The Media Provider and its agents, attorneys and advisors have been provided full and complete access to all of the books, records, financial statements, accounts, places of business, and any other information reasonably related to the conduct of the business of Media Provider, and has been afforded the opportunity to conduct an independent investigation of all of those matters and has satisfied itself as to all of the risks of the business of the Media Provider, and has satisfied itself that it has obtained, or been offered access to all of the information and descriptions of reasonable risks associated with the transaction contemplated hereby that a reasonably prudent investor would wish to obtain.

                  (e) The Media Provider will not have any liability or obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby as a result of any action taken by the Media Provider in connection herewith and therewith. The Company will have no responsibility for any fees or expenses of the Media Provider in connection with the transactions contemplated by this Agreement.

                  (f) The Media Credits conveyed, assigned and transferred to the Company at the Closing Date represents all right, title and interest in the Media Credits and the Media Credits are not encumbered or restricted in any way.

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         Section 5.3 Representations and Warranties of the Agent. The Agent will represent and warrant to the Company in a certificate signed by an authorized officer of the Agent that as of the Closing Date:

                  (a) The Agent has been duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to conduct its business and has all requisite power and authority under such laws to carry on its business as now conducted.

                  (b) The Agent has full corporate power and authority to enter into and perform its obligations under this Agreement and the Agreement has been be duly authorized, executed and delivered by the Agent and constitutes a valid and binding obligation of the Agent, enforceable against the Agent in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally; and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

                  (c) The consummation of any of the transactions contemplated by this Agreement or the fulfillment of the terms hereof and thereof will not conflict with, result in a breach or violation of or constitute a default under any law or the charter or bylaws of the Agent or the terms of any indenture or other agreement or instrument to which the Agent is a party or is bound or any judgment, order or decree applicable to the Agent of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Agent.

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                  (d) The Preferred Stock will be acquired for investment for the Agent's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Agent has no present intention of selling, granting any participation in, or otherwise distributing the same. The Agent further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Stock. The Agent (i) has such knowledge and experience in financial and business matters, including investments of the type represented by the Preferred Stock, as to be capable of evaluating the merits of investment in the Company; (ii) has not been furnished with or relied upon any oral representation, warranty or information in connection with the offering of the Preferred Stock; and (iii) is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations promulgated under the Securities Act of 1933, as amended. The Agent and its agents, attorneys and advisors have been provided full and complete access to all of the books, records, financial statements, accounts, places of business, and any other information reasonably related to the conduct of the business of the Agent, and has been afforded the opportunity to conduct an independent investigation of all of those matters and has satisfied itself as to all of the risks of the business of the Agent, and has satisfied itself that it has obtained, or been offered access to all of the information and descriptions of reasonable risks associated with the transaction contemplated hereby that a reasonably prudent investor would wish to obtain.

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                  (e) The Agent will not have any liability or obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby as a result of any action taken by the Agent in connection herewith and therewith.

                  (f) The Media Credits conveyed, assigned and transferred to the Company at the Closing Date represents all right, title and interest in the Media Credits and the Media Credits are not encumbered or restricted in any way.

                  (g) The Company will have no responsibility for any fees or expenses of the Agent in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 6

                               CLOSING CONDITIONS

         Section 6.1 Closing Conditions. The obligations of the Company to issue the Preferred Stock to the Agent and the Media Provider to convey, assign and transfer twenty five million dollars ($25,000,000) of Retail Rate Card Media Credits to the Company is subject to satisfaction or waiver by all parties of the following conditions on or before the Closing Date:

                  (a) The Company has delivered the notice of the Closing Date as provided in Section 3.2 of this Agreement.

                  (b) The Board of Directors of the Company has approved the transactions contemplated by this Agreement.

                  (c) The Media Provider has conveyed, transferred and assigned to the Company twenty five million dollars ($25,000,000) in Retail Rate Card Media Credits as provided in this Agreement.

                  (d) The Company has issued to the Agent one million five hundred thousand dollars ($1,500,000) in Preferred Stock as provided in this Agreement in the form of 400,000 shares of Series A Preferred Stock of the Company as per terms of Section 2.3 Conversion subsection
         (b)(ii).

                  (e) The issuance, if required by the Company of a guaranty, insurance policy or similar agreement of a Guarantor with respect to outstanding amounts payable from the Company to the Agent under this Agreement.

                  (f) An appraisal has been delivered, if required by the Company, by an Appraiser certifying to the effect that the Media Credits being conveyed to the Company have a fair market value of at least twenty five million dollars ($25,000,000).

                  (g) The certificate of the Company required by Section 5.1 hereof.

                  (h) The certificate of the Media Provider required by Section
         5.2 hereof.

                  (i) The Certificate of the Agent required by Section 5.2 hereof.

                  (j) The receipt by the Media Provider and the Agent of an opinion dated as of the Closing Date, from Kruse, Landa & Maycock L.L.C., that the Preferred Stock has been duly and validly authorized and issued by the Company.

                                   ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1 Reports. The Company will deliver to the Agent all quarterly, annual and periodic financial and other reports, which are delivered to the Board of Directors of the Company or common shareholders of the Company. In addition, the Company will provide reports regarding its use or sale of the Media Credits in such form as reasonably requested by the Agent and at least on a quarterly basis.

         Section 7.2 Indemnification. Media Provider and the Agent hereby agree that they will indemnify and hold the Company and each person controlling, controlled by or under common control with the Company harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which the Company may become subject as a result of the inability of any person to use the Media Credits for specified media at any Media Company caused by the failure of the Media Provider to transfer all right, title and interest of the Media Credits without any encumbrance or other restriction.

         Section 7.3 Expenses. Each party hereto will pay its own expenses (including, without limitation, counsel fees) in connection with the transactions contemplated hereby, whether or not such transactions will be consummated.

         Section 7.4 Execution. Except as otherwise provided herein, the covenants, agreements, representations and warranties made in this Agreement, or any certificate or instrument delivered pursuant to or in connection therewith will survive the execution and delivery of this Agreement.

         Section 7.5 Successors and Assignors. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         Section 7.6 Notices. All notices, requests, consents and other communications hereunder will be in writing and will be delivered in person, sent by facsimile or mailed by certified or registered mail; return receipt requested, addressed as follows:

If to the Company, to:              Essential Innovations Technology Corp.

                                    114 West Magnolia Street, Suite 400-142,
                                    Bellingham, WA  98225
                                    Telephone: 360-392-3902,
                                    Telecopy: 360-733-3941
                                    Attention: President

With a copy to:                     Attention: James Kruse, Esq.

If to the Media Provider, to:       Digital Alliance Group, LLC
                                    ________________________
                                    ________________________
                                    Facsimile:  (___) __________
                                    Attention: President

If to the Agent, to:                Millennium Capital Quest Corp.
                                    ________________________
                                    ________________________
                                    Facsimile:  (___)___________

                                    Attention: President

Or, in any such case, at such other address or addresses as will have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder will be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, with receipt acknowledged.

         Section 7.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.

         Section 7.8 Sole and Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications.

         Section 7.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 7.10 Amendments. This Agreement may not be amended or modified without the written consent of all parties, nor will any waiver be effective against any party unless in a writing executed on behalf of such party.

         Section 7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms to the fullest extent permitted by law.

         Section 7.12 Titles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provisions of this Agreement.

         IN WITNESS WHEREOF, the Company, the Media Provider and the Agent have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.

                                    ESSENTIAL INNOVATIONS TECHNOLOGY CORPORATION

                                    By:  /s/ Jason McDiarmid
                                    Name:  Jason McDiarmid
                                    Title:  President/CEO


                                    DIGITAL ACCEPTANCE GROUP, LLC

                                    By:  /s/ C.J. Margelot
                                    Name:  C.J. Margelot
                                    Title:  Member/Manager


                                    MILLENNIUM CAPITAL QUEST CORP.

                                    By:  /s/ Gregg R.  Nolan
                                    Name:  Gregg R. Nolan
                                    Title:  CFO